UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 7, 2006


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                       000-22855                 95-4780218
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation                 File Number)           Identification No.)


      12224 Montague Street
           Pacoima, CA                                              91331
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2006, American Soil Technologies, Inc. (the "Company") entered into an Acquisition Agreement (the "Agreement") with Smart World Organics, Inc., a Florida corporation, located in Florida ("Smart World").

Pursuant to the Agreement, the Company paid a $100,000 refundable deposit towards the acquisition of all of the outstanding shares of Smart World. The Agreement provides that, upon closing, all of the shareholders of Smart World shall exchange all of their shares of common stock of Smart World for 2,300,000 shares of common stock of the Company. Smart World will then become a wholly-owned subsidiary of the Company.

Smart World has been in business for over three years and provides organic and sustainable fertilizers to commercial and residential customers worldwide, including advanced, custom-formulated products built to suit unusual growing conditions and environments.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2006                     AMERICAN SOIL TECHNOLOGIES, INC.



                                        By: /s/ Carl P. Ranno
                                           ----------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President